UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 6, 2024

Commercial Vehicle Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 614-289-5360
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CVGI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Asset Purchase Agreement

As previously disclosed in a Current Report on Form 8-K filed on August 1, 2024, Commercial Vehicle Group, Inc. (“Company” or “CVG”) and its wholly-owned subsidiary Mayflower Vehicle Systems, LLC ( “Seller” and collectively with CVG, the “Seller Parties”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with SVO, LLC, a Delaware limited liability company (“Buyer”) on July 31, 2024. Under the terms of the Purchase Agreement, Buyer will purchase substantially all of the assets of Seller’s business of manufacturing and assembling structured products, including cabs for medium and heavy-duty vehicles, at its facility in Kings Mountain, North Carolina (the “Business”). The transactions contemplated by the Purchase Agreement are referred to as the “Transaction.”

Pursuant to the terms of the Purchase Agreement, the aggregate consideration to be paid by Buyer to Seller in connection with the Transaction is $40 million, subject to adjustment for any variance of the actual value of inventory at closing from the estimated inventory value (the “Purchase Price”).

On September 6, 2024, the Seller Parties and Buyer entered into an Amendment to the Purchase Agreement (the Purchase Agreement, as amended, the “Amended Purchase Agreement”) whereby the Transaction closed on September 6, 2024 with the Buyer paying Seller $20 million of the $40 million Purchase Price. Pursuant to the Amended Purchase Agreement, the Parties agreed (i) that the remaining $20 million of the Purchase Price would be paid on October 1, 2024, (ii) that the Assigned Contracts (as defined in the Purchase Agreement) and the employees of Seller would transfer to Buyer on October 1, 2024, and (iii) the inventory will be valued as of October 1, 2024, for purposes of determining any adjustment to the Purchase Price.

The foregoing description of the Amended Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement and Amendment to Purchase Agreement, a copy of each of which is incorporated by reference or attached hereto as Exhibit 2.1 and Exhibit 2.2, and is incorporated herein by reference.

Transition Services Agreement

On September 6, 2024, the Seller Parties and Buyer entered into a Transition Services Agreement (the “TSA”) pursuant to which (a) Seller Parties will assist Buyer, on a temporary basis, with the operation of the Business and the Purchased Assets after Closing for periods set forth in the TSA and (b) Buyer will assist Seller Parties, on a temporary basis, with Seller Parties’ performance of certain Excluded Contracts (as defined in the Amended Purchase Agreement) after Closing and for periods set forth in the TSA. The fees payable for transition services shall equal actual costs for providing such services.

The foregoing description of the TSA does not purport to be complete and is qualified in its entirety by the full text of the TSA, a copy of which is attached hereto as Exhibit 2.3, and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 6, 2024, Buyer purchased the Business pursuant to the Amended Purchase Agreement, as reported in Item 1.01, and the information set forth in Item 1.01 hereof is incorporated in this Item 2.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1
Asset Purchase Agreement dated as of July 31, 2024 by and among SVO, LLC, Mayflower Vehicle Systems, LLC and Commercial Vehicle Group, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on August 1, 2024).

2.2	Amendment to Asset Purchase Agreement dated as of September 6, 2024 by and among SVO, LLC, Mayflower Vehicle Systems, LLC and Commercial Vehicle Group, Inc.
2.3	Transition Services Agreement dated as of September 6, 2024 by and among SVO, LLC, Mayflower Vehicle Systems, LLC and Commercial Vehicle Group, Inc.*
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

* Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Amendment to Asset Purchase Agreement and the Transition Services Agreement (identified therein) have been omitted from this Report and will be furnished supplementally to the Securities and Exchange Commission upon request by the Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL VEHICLE GROUP, INC.

September 10, 2024	By:	/s/ Aneezal H. Mohamed
	Name:	Aneezal H. Mohamed
	Title:	Chief Legal Officer